Exhibit 10.7

                               SIXTH AMENDMENT TO
               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Sixth Amendment, dated as of September 11, 1996, is made by and between DAKOTAH, INCORPORATED, a South Dakota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of August 17, 1995, as amended by a First Amendment to Amended and Restated Credit and Security Agreement dated as of October 5, 1995, a Second Amendment to Amended and Restated Credit and Security Agreement dated as of November 15, 1995, a Third Amendment to Amended and Restated Credit and Security Agreement dated as of March 15, 1996, a Fourth Amendment to Amended and Restated Credit and Security Agreement dated as of June 14, 1996 and a Fifth Amendment to Amended and Restated Credit and Security Agreement dated as of July 11, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
                  The loan advances under the Credit Agreement are evidenced by the Borrower's Second Replacement Revolving Note dated as of July 11, 1996, in the maximum principal amount of $9,000,000 and payable to the order of the Lender, and the Borrower's demand promissory note dated as of October 5, 1995, in the maximum principal amount of $1,000,000 and payable to the order of the Lender.

The Borrower has requested that the Lender, in its sole discretion, cause letters of credit to be issued for the Borrower's account from time to time in an amount not to exceed $200,000 at any one time outstanding. The Lender is willing to grant the Borrower's request subject to the terms of this Sixth Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Sixth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

" 'Issuer' means the issuer of any Letter of Credit."

" 'L/C Amount' means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement."

" 'L/C Application' means an application and agreement for Letters of Credit in a form acceptable to the Issuer and the Lender."

" 'Letter of Credit' has the meaning given in Section 2.13."

" 'Obligation of Reimbursement' has the meaning given in Section 2.14(a)."

" 'Obligations' means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement (including but not limited to the Notes and the Obligation of Reimbursement) or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into."

" 'Sixth Amendment' means that certain Sixth Amendment to Amended and Restated Credit and Security Agreement dated as of September __, 1996."

" 'Special Account' means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.15 and 3.8."

2. Advances. The first paragraph of Section 2.2 of the Credit Agreement is amended to read as follows:

         "Section 2.2 Revolving Advances. The Lender may, in its sole discretion, make Advances to the Borrower from time to time during the period from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall not consider any request for a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base less the L/C Amount. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.2, the Borrower may request Revolving Advances, prepay pursuant to Section 2.7 and request additional Revolving Advances. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this
         Section 2.2."

3. Fees. The following new Sections 2.4(c) and 2.4(d) are added to the Credit Agreement immediately after Section 2.4(b):

"(c) Letter of Credit Fees. The Borrower agrees to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and, effective as of June 1, 1996, computed at the annual rate of two percent (2.0%) of the aggregate amount (the "L/C Exposure") that may then be drawn on all issued and outstanding Letters of Credit, assuming compliance with all conditions for drawing thereunder from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the Lender may increase the above-described fee to an amount not to exceed an annual rate of three percent (3.0%) of the L/C Exposure. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

(d) Letter of Credit Administrative Fees. The Borrower agrees to pay the Lender, on demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally."

4. Mandatory Prepayment. Section 2.8 of the Credit Agreement is amended to read as follows:

"Section 2.8 Mandatory Prepayment. The Borrower shall repay the Revolving Advances immediately upon demand of the Lender. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.8 or under Section 2.7 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine."

5. Letter of Credit Provisions. The following new Sections are added to the Credit Agreement at the end of Article II:

"Section 2.13  Issuance of Letters of Credit.

(a) The Lender may, in its sole discretion, cause to be issued by an Issuer one or more letters of credit for the account of the Borrower (each a "Letter of Credit") from time to time during the period from the date of the Sixth Amendment until the earlier of the date the Lender demands payment of the Revolving Advances or the Termination Date, in an aggregate amount at any time outstanding not to exceed the lesser of:

                                      (i) $200,000 less the L/C Amount, or

                                      (i) the Borrowing Base less the sum of
                            (A) all outstanding and unpaid Advances hereunder and (B) the L/C Amount.

                            Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender as co-applicants for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but in the event of inconsistency between the terms of any such L/C Application and the terms hereof, the terms hereof shall control.

(b) No Letter of Credit shall be issued with an expire date later than the Maturity Date.

(c) Any request for the issuance of a Letter of Credit under this Section 2.13 shall be deemed to be a representation by the Borrower that the statements set forth in Section 4.2 hereof are correct as of the time of the request.

Section 2.14 Payment of Amounts Drawn Under Letters of Credit. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

(a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to, collectively, as the "Obligation of Reimbursement").

(b) The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this
Section 2.14, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Floating Rate.
                  If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Revolving Advance, and such Revolving Advance shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.3 hereof.

Section 2.15 Special Account. If the Lender terminates this Credit Facility pursuant to Section 2.6, or this Credit Facility is otherwise terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

Section 2.16 Obligations Absolute. The obligations of the Borrower arising under
Section 2.14 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

(b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

(c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

(d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing."

6. Pledge of Special Account and Collateral Account. The following new Section
3.8 is added at the end of Article III:

"Section 3.8 Security Interest in Special Account. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account from time to time and all proceeds thereof, as security for the payment of all Obligations."

7. Conditions Precedent to Each Advance and Each Letter of Credit. Section 4.2 of the Credit Agreement is amended to read as follows:

"Section 4.2 Conditions Precedent to the Lender's Willingness to Consider Making All Advances and Causing All Letters of Credit to be Issued. The Lender will not consider a request for any Advance or the issuance of any Letter of Credit unless on the date thereof:

(a) the representations and warranties contained in Article V hereof are correct on and as of such date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default."

8. No Other Changes. Except as explicitly amended by this Sixth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

9. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (m)     Consent of the Participant.

         (n)     Such other matters as the Lender may require.

10. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(o) The Borrower has all requisite power and authority to execute this Sixth Amendment and to perform all of its obligations hereunder, and this Sixth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(p) The execution, delivery and performance by the Borrower of this Sixth Amendment have been duly authorized by all necessary corporate action and do not
(I) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (
III) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(q) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

11. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

12. No Waiver. The execution of this Sixth Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Sixth Amendment.

13. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Sixth Amendment, whether such claims, demands and causes of action are matured or unmatured.

14. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Sixth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

15. Miscellaneous. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

                          DAKOTAH, INCORPORATED

                          By____________________________________________________
                          Troy Jones, Jr.
                          Its Chief Executive Officer

                          NORWEST BUSINESS CREDIT, INC.

                          By____________________________________________________
                          Warren G. Lindman
                          Its Assistant Vice President